Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
BTHC III, INC.

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AMENDED AND RESTATED
BYLAWS
OF
BTHC III, INC.
ARTICLE I
OFFICES
Section 1. Registered Office. The registered office and registered agent of BTHC III, Inc. (the “Corporation”) will be as from time to time set forth in the Corporation’s Certificate of Incorporation, as then in effect (the “Certificate of Incorporation”), or in any certificate filed with the Secretary of State of the State of Delaware, and the appropriate county Recorder or Recorders, as the case may be, to amend such information.
Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 1. Place of Meetings. All meetings of the stockholders for the election of directors will be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors or the Chief Executive Officer. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on a date and at a time designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as may be convenient.
Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, may be called by the Board of Directors, the Chief Executive Officer (or in the event of his absence or disability, the President) or the holders of not less than twenty percent (20%) of all the shares issued, outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Section 4. Notice of Meeting. The Chief Executive Officer, the Secretary or the Board of Directors calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to vote at the meeting either personally, by mail or by electronic transmission, not less than ten (10) nor more than sixty (60) days before the meeting, written notice stating the place, if any, day and hour of the meeting, the means of remote communication, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. At any time, upon written request of the holders of not less than twenty percent (20%) of all of the outstanding shares of the Corporation entitled to vote at the meeting, it shall be the duty of the Secretary to call a special meeting of stockholders to be held at the principal office or such other place within or without the State of Delaware as the Board of Directors or the Chief Executive Officer shall designate, at such time as the Board of Directors or the Chief Executive Officer may fix, not less than ten (10) nor more than sixty (60) days after receipt of said request, and if the Secretary shall neglect or refuse to issue such call, or if the notice of meeting described in this Section 5 of Article II shall otherwise not state the purpose or purposes for which such meeting is called in a manner acceptable to the stockholders calling such meeting, the person making the request to call such meeting may do so and may fix the date for such meeting. If such notice is mailed or sent by courier, it shall be deemed delivered when deposited in the official government mail or with such courier properly addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation with postage prepaid. If notice is given by facsimile transmission, notice is deemed to be given when directed to a number at which the stockholder has consented to receive notice. If notice is given by electronic mail, notice is deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice or if notice is given by posting on an electronic network together with separate notice to the stockholder of such specific posting notice is deemed to be given upon the later of (a) such posting and (b) the giving of such separate notice. If notice is given by any other means of electronic transmission, notice is deemed to be given when directed to the stockholder. Consent shall be deemed to be given by any stockholder that provides an e-mail, facsimile or other electronic transmission address to the Corporation and consents to receiving notice in the form of such method of electronic transmission. Any such consent is revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver two (2) consecutive notices by e-mail, facsimile or electronic transmission and (b) such inability becomes known to the Secretary, any assistant secretary or the transfer agent or such other person responsible for giving notice, provided however that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Section 5. Waiver of Notice. Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation, or the General Corporation Law of Delaware (the “DGCL”), a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Stockholder Proposals and Nominations for Annual Meetings. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by, or at the direction of, the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 6 of Article II. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) such business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this Section 6 of Article II, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (the number of voting shares required to carry the proposal or elect the nominees being the “Required Number”), and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 6 of Article II, the stockholder or beneficial owner proposing such business or nomination must not have solicited proxies for a number of shares equal to or greater than the Required Number. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the sixtieth (60th) day prior to such annual meeting or (b) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and (C) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being referred to as a “Solicitation Notice”).

Notwithstanding anything in the second sentence of the second paragraph of this Section 6 of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the Anniversary, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
Only persons nominated in accordance with the procedures set forth in this Section 6 of Article II shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6 of Article II. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
Notwithstanding the foregoing provisions of this Section 6 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 6 of Article II. Nothing in this Article Section 6 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Section 7. Stockholder Nominations for Special Meetings. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 6 of this Article II. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of Section 6 of Article II shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Notwithstanding the foregoing provisions of this Section 7 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 7 of Article II
Section 8. Quorum. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.
Section 9. Voting. When a quorum is present at any meeting of the Corporation’s stockholders, the vote of the holders of a majority of the shares present in person or by proxy entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 10. Method of Voting. Each outstanding share of the Corporation’s capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting on any question or in any election, other than for directors, may be by voice vote or show of hands unless the presiding officer orders, or any stockholder demands, that voting be by written ballot.

Section 11. Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, the Board of Directors may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty (60) days, nor less than ten (10) days prior to the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Such a determination shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for any adjourned meeting.
Section 12. Voting List. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order with the address of and number of shares registered in the name of each stockholder. Unless otherwise required by law, the Corporation shall not be required to include electronic mail or other electronic contact information in such list of stockholders. This list shall be kept open for the inspection of any stockholder, for any purposes germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 13. Action by Consent. Except as prohibited by law, any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the minute book.

Section 14. Conducting Meetings. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The Chairman of the Board or, in his absence, the officer presiding at the meeting shall establish an agenda for the meeting. The Chairman of the Board’s or such other presiding officer’s rulings on procedural matters shall be final. The Chairman of the Board or such other presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.
ARTICLE III
BOARD OF DIRECTORS
Section 1. Management. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 2. Number and Qualification. The Board of Directors shall be composed of not less than one (1) and not more than seven (7) directors, the specific number to be set by resolution of the Board of Directors or the stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Directors shall be natural persons of the age of eighteen (18) years or older, but need not be residents of the State of Delaware or stockholders of the Corporation.
Section 3. Election and Term. Except as otherwise provided by law or these Bylaws, directors shall be elected at the annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose. The directors shall hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
Section 4. Removal. Any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of the stockholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote for the election of such director; provided, that notice of intention to act upon such matter has been given in the notice calling such meeting.
Section 5. Resignation. Any director may resign at any time by delivering notice to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 6. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.
Section 7. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.

Section 8. Annual and Regular Meetings. An annual Board of Directors meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board of Directors may specify the time and place either within or without the State of Delaware for holding regular meetings without other notice than such resolution, or by resolution the Board of Directors may determine that the meeting shall not be held in any place, but by means of remote communication
Section 9. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any one director. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting of the Board of Directors called by them, or such person or persons may determine that the meeting shall not be held in any place, but by means of remote communication.
Section 10. Meetings by Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
Section 11. Notice of Special Meetings. Notice of a special Board of Directors meeting shall be given to a director either in writing or by electronic transmission to each director at his address shown on the records of the Corporation. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.
11.1 If delivery is by personal service, the notice shall be effective if delivered at such address at least two (2) days before the meeting.
11.2 If notice is delivered by mail or by courier, the notice shall be deemed effective if deposited in the official government mail or with such courier properly addressed with postage prepaid at least five (5) days before the meeting.
11.3 If sent by e-mail or other electronic transmission, such notice shall be deemed to be given upon direction to the e-mail or other electronic address of record of the director.
Section 12. Waiver of Notice.
12.1 Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.

12.2 The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 13. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.
Section 14. Presumption of Assent. A director of the Corporation present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.
Section 15. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.
Section 16. Compensation of Directors. By Board of Directors resolution, directors and committee members may be paid their expenses, if any, for attendance at each Board of Directors or committee meeting or for all or portions of days spent working at the request of the Corporation on its affairs, or a fixed sum for attendance at each Board of Directors or committee meeting or for all or portions of days spent working at the request of the Corporation on its affairs, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving Compensation therefor.
Section 17. The Chairman of the Board. The Board of Directors at its first meeting after each annual meeting of the stockholders shall choose from among its members a Chairman of the Board. Except as otherwise provided by these Bylaws, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and perform such other duties as are provided in these Bylaws and, in addition thereto, as the Board of Directors may from time to time determine.

ARTICLE IV
COMMITTEES
Section 1. Appointment. The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may from time to time appoint from among its members one or more committees, each of which shall consist of one or more directors and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at a meeting and that are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 2. Authority. No committee created pursuant to Section 1 of this Article IV hereof shall have the authority to: (a) declare dividends or distributions, except at a rate or in periodic amount determined by the Board of Directors, (b) approve or recommend to stockholders actions or proposals required by the DGCL to be approved by stockholders, (c) fill vacancies on the Board of Directors or any committee thereof, (d) amend these Bylaws, (e) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors, (f) approve a plan of merger, consolidation, or exchange of shares not requiring stockholder approval, (g) reduce earned or capital surplus, (h) appoint other committees of the Board of Directors or members thereof, (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (j) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (k) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (l) authorize the issuance of stock, or (m) adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.
Section 3. Removal. Any committee member may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board of Directors.
Section 4. Vacancies. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Section 1 of this Article IV.
Section 5. Meetings. Time, place and notice (if any) of all committee meetings shall be determined by the respective committee. Unless otherwise determined by a particular committee, meetings of the committees may be called by any director of the Corporation on not less than twelve (12) hours notice to each member of the committee, either personally or by mail, telephone (including voice mail), email or other electronic or other delivery means. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a notice or waiver of notice of any meeting.

Section 6. Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by the Certificate of Incorporation, these Bylaws or the DGCL. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present.
Section 7. Compensation. Compensation of committee members shall be fixed pursuant to the provisions of Section 16 of Article III.
Section 8. Committee Charters. Any committee designated by the Board of Directors may adopt a charter governing such committee and, to the extent approved by the Board of Directors, any such charter shall supercede the provisions of this Article IV.
ARTICLE V
OFFICERS AND AGENTS
Section 1. In General. The officers of the Corporation will be elected by the Board of Directors and will be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. Any two (2) or more offices may be held by the same person.
Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect the officers, none of whom need be a member of the Board of Directors. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board of Directors meeting conveniently may be held.
Section 3. Compensation. The compensation of all officers and agents of the Corporation will be fixed from time to time by the Board of Directors or by any person or persons to whom the Board of Directors has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
Section 4. Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. He will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer will have all powers and perform all duties incident to the office of Chief Executive Officer and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 6. Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him. In the absence or disability of the Chief Executive Officer, the President, and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the Chief Executive Officer.
Section 7. Secretary. The Secretary shall (a) keep the minutes of meetings of the stockholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and seal of the Corporation; (d) keep registers of the post office address of each stockholder and director; (e) sign certificates for shares of the Corporation; (f) have general charge of the stock transfer books of the Corporation; (g) sign with the Chief Executive Officer, or other officer authorized by the Board of Directors, deeds, mortgages, bonds, contracts, or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of the Directors. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.
Section 8. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, savings and loan associations, trust companies or other depositories; and (c) in general perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chief Executive Officer or the Board of Directors.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.
Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VII
CERTIFICATES REPRESENTING SHARES
Section 1. Issuance of Shares. No shares of the Corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.
Section 2. Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled will be delivered to each stockholder. Such certificates will be consecutively numbered and will be entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
Section 3. Lost of Destroyed Certificates. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
Section 4. Transfer of Shares. Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power-of-attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

Section 5. Transfer Agent and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of the stock of the Corporation and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.
Section 6. Registered Stockholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.
ARTICLE VIII
INDEMNIFICATION
Section 1. Indemnification of Directors, Officers, Employees and Agents. The Corporation shall:
1.1 indemnify, to the fullest extent permitted by the DGCL, any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; and

1.2 indemnify any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and
1.3 indemnify any present or former director or officer, and may indemnify any present or former employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1.1 and 1.2 of this Article VIII, or in defense of any claim, issue or matter therein; and
1.4 pay expenses incurred by a director, or an officer who is entitled to indemnification hereunder, in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII; and
1.5 notwithstanding the foregoing provisions and except as required by the DGCL, the Corporation shall not be obligated to indemnify or pay expenses incurred by any person with respect to any threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise (“Proceedings”), initiated or brought voluntarily by such person and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article VIII, unless a court of competent jurisdiction determines that each of the material assertions made by such person in such Proceedings were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify such person for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and
1.6 not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors, or otherwise, both as to action in such director’s or officer’s official capacity and as to action in another capacity while holding such office; and

1.7 have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII; and
1.8 deem the provisions of this Article VIII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent, who serves in such capacity at any time while this Article VIII is in effect, and any repeal or modification of this Article VIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; provided, however, that the provisions of this Article VIII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the “Second Corporation”) that shall merge into or consolidate with the Corporation where the Corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL at the discretion of the Board of Directors; and continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE IX
CONFLICTS OF INTEREST
Section 1. Contract or Relationship Not Void. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if:
1.1 the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

1.2 the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
1.3 the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.
Section 2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE X
GENERAL PROVISIONS
Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the DGCL, as it may be amended from time to time, and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.
Section 2. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors may deem beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.
Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board of Directors and such other records as may be necessary or advisable.
Section 4. Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.
Section 5. Seal. The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

Section 6. Employee Benefit Plans. For purposes of this Article X, the Corporation shall be deemed to have requested a director or officer to serve as a trustee, employee, agent, or similar functionary of an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director or officer with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a director or officer with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.
Section 7. Amendment of Bylaws. These Bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority vote of the Board of Directors at any regular or special meeting of the Board of Directors, subject to the power of the stockholders to make, amend or repeal such Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon at any annual meeting or at a special meeting called for that purpose or by written consent.
Section 8. Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) the remainder of these Bylaws shall be considered valid and operative, and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.
Section 9. Relation to the Certificate of Incorporation. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.
The foregoing Amended and Restated Bylaws were adopted by the Board of Directors on the ___ day of December, 2006.

Secretary

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